UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 10, 2026

Date of Report (Date of earliest event reported)

AptarGroup, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11846 (Commission File Number)	36-3853103 (IRS Employer Identification No.)

265 Exchange Drive, Suite 301, Crystal Lake, Illinois 60014

(Address of principal executive offices)

Registrant’s telephone number, including area code: 815- 477-0424

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	ATR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2026, AptarGroup, Inc. (the “Company”) appointed Aditya J. Gandhi as Vice President, Chief Accounting Officer of the Company, effective June 8, 2026 (the “Effective Date”). In this role, Mr. Gandhi will serve as the Company’s principal accounting officer, and will report to Ms. Vanessa Kanu, Executive Vice President and Chief Financial Officer. Mr. Gandhi will succeed Daniel Ackerman, who will step down as the Company’s Chief Accounting Officer and principal accounting officer effective as of the Effective Date. Mr. Ackerman has taken on another leadership role within the Aptar Finance organization.

Mr. Gandhi, age 46, most recently served as Chief Accounting Officer of Sonoco Products Company (“Sonoco”), a global provider of consumer and industrial packaging products, from August 2022 to May 2026. He joined Sonoco in November 2021, as Assistant Corporate Controller. Prior to this, Mr. Gandhi was Segment Controller, Consumer Packaging at WestRock Company (“WestRock”), a multinational provider of paper and packaging solutions, from October 2020 to October 2021, and Senior Director, Technical Accounting at WestRock from January 2018 to October 2020. Prior to WestRock, Mr. Gandhi served as a Senior Technical Advisor in General Electric Company’s Capital Treasury group and held positions at Deloitte & Touche LLP and its affiliates. Mr. Gandhi holds a Bachelor of Commerce degree in Accounting, Finance and Economics from the University of Mumbai. He is also a Certified Public Accountant and a Chartered Accountant with The Institute of Chartered Accountants of India.

There are no arrangements or understandings between Mr. Gandhi and any other persons pursuant to which Mr. Gandhi was appointed as Vice President, Chief Accounting Officer of the Company. There are also no family relationships between Mr. Gandhi and any director or executive officer of the Company, and he has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment, the Company and Mr. Gandhi entered into an offer letter dated May 10, 2026 (the “Offer Letter”). The Offer Letter provides for a one-time sign-on bonus of $105,000, payable within 60 days following the Effective Date and subject to pro rata repayment if Mr. Gandhi voluntarily leaves the Company before completing two years of service. In addition, Mr. Gandhi will receive a one-time equity award under the Company’s 2018 Equity Incentive Plan with an aggregate grant-date fair value of $715,000, consisting of $305,000 in restricted stock units and $410,000 in performance-based restricted stock units, to be granted within 60 days following the Effective Date. The terms of the one-time equity award will be set forth in the applicable award agreement(s), including any applicable vesting terms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AptarGroup, Inc.

Date: May 13, 2026	By:	/s/ Irene Hudson
Irene Hudson
Executive Vice President, Chief Legal Officer and Secretary